                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                           VION PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 13-3671221
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                  4 SCIENCE PARK, NEW HAVEN, CONNECTICUT 06511
          (Address of principal executive offices, including zip code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:   None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                 Title of class

                          COMMON STOCK PURCHASE RIGHTS

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [X]

     This Amendment No. 1 on Form 8-A/A amends and supplements Item 1 and Item 2 of the Registration Statement on Form 8-A (the "Registration Statement") filed by Vion Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission on October 26, 1998 (File No. 000-26534),
which was filed in connection with the Corporation's adoption of a Rights
Agreement, dated October 26, 1998 (the "Rights Agreement"). Except as amended hereby, there are no other changes to the Registration Statement.

Item 1. Description of Registrant's Securities to be Registered.

     Item 1 of the Registration Statement is hereby amended to add the following paragraphs at the end thereof.

     Pursuant to the Amendment to the Rights Agreement, dated as of August 16,
2004, the Corporation amended the Rights Agreement to generally provide that if the number of authorized but unissued and unreserved shares of Common Stock of the Corporation is insufficient to permit the exercise in full of the Rights, the Corporation shall substitute for the shares of Common Stock (1) cash, (2) a reduction in the purchase price, (3) other equity securities, (4) debt securities, (5) other assets, or (6) any combination of the foregoing.

     The Amendment is attached hereto as Exhibit 2 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by such Exhibit.

Item 2. Exhibits.

1.   Rights Agreement, dated as of October 26, 1998 between Vion
     Pharmaceuticals, Inc. and American Stock Transfer & Trust Company
     (including Form of Right Certificate attached as Exhibit A thereto and a
     Summary of Rights to Purchase Common Shares attached as Exhibit B thereto), incorporated by reference to Exhibit 1 to Registrant's Registration
     Statement on Form 8-A, as filed with the Securities and Exchange Commission on October 26, 1998.

2.   Amendment to Rights Agreement, dated as of August 16, 2004 (filed herewith).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    VION PHARMACEUTICALS, INC.

Date:  August 16, 2004              By:    /s/ Howard B. Johnson
                                           -------------------------------------
                                    Name:  Howard B. Johnson
                                    Title: President and Chief Financial Officer

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                                INDEX TO EXHIBITS

1.   Rights Agreement, dated as of October 26, 1998 between Vion
     Pharmaceuticals, Inc. and American Stock Transfer & Trust Company
     (including Form of Right Certificate attached as Exhibit A thereto and a
     Summary of Rights to Purchase Common Shares attached as Exhibit B thereto), incorporated by reference to Exhibit 1 to Registrant's Registration
     Statement on Form 8-A, as filed with the Securities and Exchange Commission on October 26, 1998.

2.   Amendment to Rights Agreement, dated as of August 16, 2004 (filed herewith).